Exhibit 10.1

                                                      July 5, 2005

Mr. Kevin J. Thomas
c/o Vitarich Laboratories, Inc.
4365 Arnold Avenue
Naples, Florida 34104

      Re: Agreement and Plan of Merger dated as of August 31, 2004 by and among Kevin J. Thomas ("you"), Vitarich Laboratories, Inc., a Florida corporation, Argan, Inc. ("Parent"), and Vitarich Laboratories, Inc., a Delaware corporation (formerly known as AGAX/VLI Acquisition Corporation) ("Vitarich"), as amended by that certain letter agreement dated January 28, 2005 (the "January 28, 2005 Letter Agreement") by and among you, Argan and Vitarich (said Agreement and Plan of Merger, as amended by the January 28, 2005 Letter Agreement, is hereinafter referred to as the "Merger Agreement")

Dear Kevin:

      This letter shall memorialize our agreement concerning the calculation and payment of the Additional Consideration (as such term and all other capitalized terms used and not specifically defined herein are defined in the Merger Agreement).

      We understand, acknowledge and agree that:

      A. The value of Vitarich's inventory of certain products produced, marketed and sold by Vitarich, as more particularly described on Schedule A attached hereto (hereinafter referred to as "Adaptogens"), on the Closing Balance Sheet was written down by the amount of $264,000 (the "Write-down");

      B. As a result of the Write-down, the Adjusted EBITDA of the Company based on the February 28, 2005 Financial Statements was reduced by a like amount, which had the effect of reducing the amount of the Additional Consideration payable to you under Section 2.4 of the Merger Agreement; and

      C. Parent, Vitarich and you (together, the "parties") agree that, in order to provide for fairness and to further the ongoing business relationship of the parties, the parties have established a mechanism by which you have earned back all but $264,000 of the total amount by which the Additional Consideration payable to you was reduced as a result of the Write-down and may earn back the $264,000 (the "Additional Earn-back Amount").

      Now, therefore, in consideration of the above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Mr. Kevin J. Thomas
July 5, 2005
Page 2


      1. The recitals set forth above are hereby incorporated into this letter agreement as if fully set forth herein.

      2. The Additional Consideration has been computed in accordance with the terms and conditions of Section 2.4 of the Merger Agreement, as set forth on Schedule B, attached hereto, to which computation the parties stipulate and agree; provided, however, that such amount shall be paid upon the full execution and delivery of this letter agreement as follows: (a) in cash in the amount of $275,000, (b) by delivery of a subordinated term note in the principal amount of the Additional Cash Consideration, as contemplated by the January 28, 2005 Letter Agreement (but after taking account of the cash payment described in clause (a), such principal amount being $2,698,131), and (c) through issuance of Argan Stock in the amount of the Additional Stock Consideration (but after taking account of the cash payment described in clause (a), such amount being 348,146 shares of Argan Stock). The parties acknowledge and agree that, as a result of the Write-down, the Additional Consideration so payable to you was reduced by the amount of $1,452,000 (i.e., $264,000 times 5.5, which amount is hereinafter referred to as the "Earn-back Amount").

      3. Notwithstanding anything to the contrary contained in the Merger Agreement or this letter agreement, the parties hereby agree that you are entitled to an amount equal to the Earn-back Amount less $264,000 (the "Reduced Earn-back Amount"), which will be deemed to be an additional component of the Additional Consideration, and will be paid to you by Parent in accordance with Paragraph 5 below. Additionally, notwithstanding anything to the contrary contained in the Merger Agreement or this letter agreement, if the amount of inventory of Adaptogens on hand as of the Earn-back Date (as defined in Paragraph 7 below) is equal to or less than 14,000 liters, then you will be entitled to the Additional Earn-back Amount, which will be deemed to be an additional component of the Additional Consideration, and will be paid to you by Parent in accordance with Paragraph 5 below.

      4. For purposes of this letter agreement, the "Earn-back Date" shall mean November 30, 2005, or, at your option, any date between September 1, 2005 and November 30, 2005. Any such option to fix the Earn-back Date as of a date before November 30, 2005 shall be exercised by you, if at all, by giving written notice thereof to Parent within ten (10) days following the date so chosen by you. In the event that you do not exercise your option to so fix the Earn-back Date as of a date before November 30, 2005, then the Earn-back Date shall be November 30, 2005.

      5. Parent will pay you the Reduced Earn-back Amount and the Additional Earn-back Amount, if applicable, in full without any deduction, defense, counterclaim, holdback, chargeback, offset or setoff of any kind or nature, fifty percent (50%) through the issuance by Parent of a subordinated promissory note in the form of Exhibit 1 attached hereto (the "Subordinated Promissory Note"), and fifty percent (50%) through the issuance of Argan Stock. Parent shall deliver the Subordinated Promissory Note and said Argan Stock on or before

Mr. Kevin J. Thomas
July 5, 2005
Page 3

the date that is thirty (30) days following the receipt by Vitarich of the full amount of the purchase price payable for all Adaptogens sold by Vitarich from February 1, 2005 through the Earn-back Date; provided, however, that interest on the principal amount of the Subordinated Promissory Note shall begin to accrue as of the Earn-back Date. Notwithstanding anything to the contrary contained in the Merger Agreement, for purposes of determining the number of shares of Argan Stock to be issued to you as a part of the Reduced Earn-back Amount and the Additional Earn-back Amount, if applicable, pursuant to this letter agreement, the value of each share of Argan Stock shall be deemed to be Seven and 75/100 Dollars ($7.75).

      6. It is understood and agreed that the Subordinated Promissory Note shall constitute subordinated debt of Parent, and in furtherance thereof, you agree to execute and deliver, contemporaneously with the execution and delivery by Parent of the Subordinated Promissory Note, an Amended and Restated Debt Subordination Agreement by and among you, Parent and Bank of America, N.A., in the form of
Exhibit 2 attached hereto.

      7. For purposes of this letter agreement, (a) "the amount of inventory of Adaptogens on hand as of the Earn-back Date" shall mean liters of Adaptogens physically stored at the Main Facility and the Ancillary Facilities as of the Earn-back Date, which were included in the inventory conducted as of January 31, 2005, and (b) all sales of Adaptogens referenced in Paragraph 3 above shall mean and refer only to sales of Adaptogens without extraordinary discounts in price or payment terms. Notwithstanding anything to the contrary contained in this letter agreement, any purchase of additional inventory of Adaptogens by Vitarich during the period starting on the date of this letter agreement and ending on the Earn-back Date shall require the prior written consent of both you and Parent.

      Except as specifically set forth hereinabove, all of the terms, covenants and conditions of the Merger Agreement shall remain in full force and effect.

      If the above accurately reflects our understanding, please so indicate by signing both copies of this letter agreement where indicated below, keep one fully-executed copy for your files, and return the other fully-executed copy to me.

                                       Sincerely yours,

                                       ARGAN, INC.

                                       By: /s/ Haywood Miller
                                           -------------------------
                                           Haywood Miller
                                           Executive Vice President

                   [Signatures continue on following page]

Mr. Kevin J. Thomas
July 5, 2005
Page 4
                                       VITARICH LABORATORIES, INC.
                                       a Delaware corporation


                                          By: /s/ Haywood Miller
                                              ------------------------
                                          Haywood Miller
                                          Vice President and Secretary


SEEN AND AGREED:


/s/ Kevin J. Thomas
-------------------
KEVIN J. THOMAS



cc:    David B. Law, Esq.
       Jeffery A. Bahnsen, Esq.